EXHIBIT 99.2

Form of Stock Order Form

Exhibit 99.2

FPB BANCORP, INC.

STOCK ORDER FORM

Offering period ends                     , 2005, subject to extension

First Peoples Bank

Attention: Nancy E. Aumack, Chief Financial Officer

Personal, Mail or Overnight Delivery:

1301 SE Port St. Lucie Boulevard

Port St. Lucie, Florida 34952

Telephone: 772-398-1388

Ladies and Gentlemen:

I/we wish to purchase the shares of the $0.01 par value common stock of FPB Bancorp, Inc. stated below pursuant to the offering made by your prospectus dated     , 2005.

Accordingly, I/we hereby subscribe for the purchase of                      shares of common stock of FPB Bancorp, Inc. at $             per share under the terms and conditions stated in the prospectus, and within the offering period. Accompanying this stock order form is a check in the amount of $             ($             X the number of shares subscribed for) made payable to “First Peoples Bank, as escrow agent for FPB Bancorp, Inc.”

REPRESENTATIONS: In connection with this purchase of common stock, I/we represent:

(a)	Prior to signing this Stock Order Form, I/we received and reviewed the prospectus.

(b)	Individual: I am/we are bona fide resident(s) of the State of .

Entity/Trust: We are formed under the laws of the State of                      and our principal place of business is in the State of                     .

(c)	Ownership: I/we currently own shares of FPB Bancorp, Inc. common stock.

ACKNOWLEDGEMENTS: I/we acknowledge in connection with this purchase of common stock:

(a)	Unless I am a FPB Bancorp, Inc. employee, my minimum subscription requirement in the offering is 300 shares of common stock (300 shares X $ each = $ minimum). If I am a FPB Bancorp, Inc. employee, the minimum is 50 shares. The maximum number of shares that may be purchased by anyone in the offering is subject to regulatory limitations. FPB Bancorp, Inc. has the right in its sole discretion, to accept or to reject, in whole or in part, any subscription.

(b)	Following acceptance by FPB Bancorp, Inc., my/our subscription is not revocable or subject to withdrawal. No minimum number of shares of common stock is required to be sold by FPB Bancorp, Inc. as a condition of the offering or before you can begin accepting subscription funds.

Stock Order Form	FPB BANCORP, INC.
Shares of Common Stock

(c)	I also certify that this order is for my account and not for sale.

(d)	I/we certify that:

1)	the social security number or taxpayer identification number(s) given herein is/are correct; and

2)	I am/we are not subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item 2 above.

(e)	I/we acknowledge that I/we have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(f)	I/we acknowledge that FPB Bancorp, Inc. has the right to accept or reject this subscription, in whole or in part.

REGISTRATION: Please register the common stock being purchased as follows:

1.	Individual(s)- If more than one owner, please issue as (check appropriate line):

                     Tenants in Common (all parties must sign; each purchaser has an undivided interest).

                     Joint Tenants with Right of Survivorship (all parties must sign; joint ownership).

                     Husband and Wife as Tenants by Entirety (both must sign; entireties ownership).

                     Other (please describe                                         ).

Purchaser No. 1 (print name above)	Purchaser No. 2 (print name above)

Street and mailing address	Street and mailing address

City State Zip Code	City State Zip Code

Contact telephone number	Contact telephone number

Social Security Number	Social Security Number

Stock Order Form	FPB BANCORP, INC.
Shares of Common Stock

The undersigned affirm(s) under penalty of perjury that (A) the foregoing information is true, and that (B) I am/we are not subject to backup withholding1.

Signature Purchaser No. 1	Signature Purchaser No. 2

, 2005	, 2005
Date	Date

2.	Entity- (check appropriate line): Federal Identification No.

             Corporation (authorized agent must sign)

             Limited Liability Company (authorized manager must sign)

             Existing Partnership (at least one authorized partner must sign)

Name of entity	Authorized agent (print name above)

Street or mailing address	Title of authorized agent

City State Zip Code	Contact telephone number

1Instruction: Cross out (B)(2) above if the Internal Revenue Service has notified you that you are subject to backup withholding.

5

The undersigned affirms under penalty of perjury that (A) the foregoing information is true, and that (B) it is not subject to backup withholding1.

, 2005
Signature of authorized agent	Date

3.	Trust

Trust (all trustees must sign)
Trust (print trust name above)

Trustee(s) (print trustee names above)	Contact telephone number

Street and mailing address	Date of Trust Agreement

City State Zip Code	Social Security/Fed. I.D. No.

Stock Order Form	FPB BANCORP, INC.
Shares of Common Stock

The undersigned affirms under penalty of perjury that (A) the foregoing information is true, and that (B) it is not subject to backup withholding2.

, 2005
Signature of Trustee	Date

NASD Affiliation – This section applies only to those subscribers who meet the delineated criteria.

☐ Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person who associated with an NASD member, or the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member had a beneficial interest. To comply with conditions under which an exemption from the NASD’s Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefore.

If you are purchasing through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name	Broker Name

Street and mailing address	Telephone number

City State Zip Code	Account Name

ACCEPTED

FPB BANCORP, INC.

, 2005
By	Date